EXHIBIT 10.2
March 31, 2023

PEGASYSTEMS INC.
One Main Street
Cambridge, Massachusetts 02142
Attention: Stathi Kouninis
Re:    Fee Letter for Senior Secured Credit Facility on Behalf of
PEGASYSTEMS INC.:

Dear Mr. Kouninis:

Reference is made to the Credit Agreement dated November 5, 2019, as amended and supplemented from time to time including by the Sixth Amendment to Loan Documents (the “Sixth Amendment”), dated the date hereof (collectively, the “Loan Agreement”) by and among Pegasystems Inc., as the “Borrower”, the lending institutions party thereto (including us) as "Lenders", the "Guarantors" (as such term is defined therein) and PNC Bank, National Association, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"). Capitalized terms used but not defined herein are used with the meanings assigned to them in the Loan Agreement.

1.Minimum Consolidated EBITDA
    In Section 1.02 of the Sixth Amendment, the parties established a minimum Consolidated EBITDA covenant, which Section 1.02 also refers to this letter.

    The Borrower and its Subsidiaries shall maintain a minimum Consolidated EBITDA, calculated as of the end of each fiscal quarter in 2023 in the amounts set forth below for the applicable periods set forth below. The Borrower and its Subsidiaries shall provide written confirmation to the Administrative Agent of their minimum Consolidated EBITDA compliance within forty-five (45) days as of the end of each fiscal quarter set forth below.

Fiscal Quarter Ending	Minimum Consolidated EBITDA for the applicable period
Fiscal quarter ended March 31, 2023 for the period of January 1, 2023 through March 31, 2023	$38,862,000
Fiscal quarter ended June 30, 2023 for the period of January 1, 2023 through June 30, 2023	$59,894,000
Fiscal quarter ended September 30, 2023 for the period of January 1, 2023 through September 30, 2023	$95,597,000
Fiscal quarter ended December 31, 2023 for the period of January 1, 2023 through December 31, 2023	$214,590,000

2.Fees
As consideration for Sixth Amendment, you agree to pay or cause to be paid to the Administrative Agent the following amendment fee earned in an amount equal to $100,000 (subject to forgiveness as set forth below) (the “Amendment Fee”), which Amendment Fee shall be nonrefundable once paid and shall be due and payable as follows:

EXHIBIT 10.2
(continued)
(i) $50,000 on the date hereof;
(ii) $25,000 (the “September 2023 Portion”), if the Borrower and its Subsidiaries fail to maintain (i) a Net Leverage Ratio to be less than the applicable Net Leverage Ratio required under the Credit Agreement and (ii) a ratio of Consolidated EBITDA to Consolidated Cash Interest Expense to be more than 3.50 to 1.00 for the fiscal quarter ending September 30, 2023, which September 2023 Portion shall be due and payable in full within forty-five (45) days as of the end of such fiscal quarter if such ratios are not met for such period (provided, to the extent the Borrower and its Subsidiaries maintain such ratios for the fiscal quarter ending September 30, 2023, the September 2023 Portion of the Amendment Fee shall be automatically forgiven and no longer due and payable on such date); and
(iii) $25,000 (the “December 2023 Portion”), if the Borrower and its Subsidiaries fail to maintain (i) a Net Leverage Ratio to be less than the applicable Net Leverage Ratio required under the Credit Agreement and (ii) a ratio of Consolidated EBITDA to Consolidated Cash Interest Expense to be more than 3.50 to 1.00 for the fiscal quarter ending December 31, 2023, which December 2023 Portion shall be due and payable in full within forty-five (45) days as of the end of such fiscal quarter if such ratios are not met for such period (provided, to the extent the Borrower and its Subsidiaries maintain such ratios for the fiscal quarter ending December 31, 2023, the December 2023 Portion of the Amendment Fee shall be automatically forgiven and no longer due and payable on such date).

3.Miscellaneous
This Fee Letter may not be amended or waived except by an instrument in writing signed by Administrative Agent and you. This Fee Letter shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. This Fee Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter agreement by facsimile transmission or electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

EXHIBIT 10.2
(continued)
[SIGNATURE PAGE TO FEE LETTER]
Please confirm that the foregoing is our mutual understanding by signing and returning to us an executed counterpart of this Fee Letter.
Very truly yours,

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Terence J. O’Malley
Name: Terence J. O’Malley
Title: Senior Vice President

EXHIBIT 10.2
(continued)
[SIGNATURE PAGE TO FEE LETTER]
Accepted and agreed to as of the date
first above written:

PEGASYSTEMS INC.

By:_ /Kenneth Stillwell
Name: Kenneth Stillwell
Title: Chief Operating Officer and
     Chief Financial Officer

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